UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2020

AgeX Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

965 Atlantic Avenue

Suite 101

Alameda, California 94501

(Address of principal executive offices)

(510) 671-8370

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AGE	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

References in this Report to “AgeX,” “we,” “us,” or “our” refer to AgeX Therapeutics, Inc.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

Our 2020 annual meeting of stockholders was held on December 28, 2020. At the annual meeting our stockholders: (a) elected four directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; (b) ratified the Board of Directors’ selection of OUM & Co. LLP as our independent registered public accountants to audit our financial statements for the 2020 fiscal year; and (c) approved a proposal to permit Juvenescence Limited (“Juvenescence”) to acquire additional shares of AgeX common stock through the exercise of warrants or the conversion of all or a portion of the principal amount of certain loans to AgeX, if as a result Juvenescence would (i) acquire more than 19.9% of the AgeX common stock outstanding as of March 30, 2020 at a price less than the applicable market value of AgeX common stock or book value per share, and/or (ii) own 50% or more of the outstanding shares of AgeX common stock (the “Juvenescence Proposal”).

There were 37,689,003 shares of AgeX common stock, par value $0.0001 per share, outstanding and eligible to vote at the annual meeting as of the close of business on November 23, 2020, the record date for determining stockholders entitled to vote at the meeting. There were 29,150,269 shares, or 77.34% of the voting power, represented at the meeting, either in person or by proxy. The following tables show the votes cast by our stockholders and any abstentions with respect to the matters presented to stockholders for a vote at the meeting. Information is also provided as to broker non-votes. A “broker non-vote” occurs when a stockholder whose shares are held in “street name” in a brokerage account or similar account does not instruct the stockholder’s broker or other nominee in whose name the shares are registered how to vote on a matter as to which brokers and nominees are not permitted to vote without instructions from their client.

Election of Directors

Each of the following directors was elected by the following vote:

Nominee	Votes For	Votes Withheld
Gregory H. Bailey	19,783,462	3,990,258
Annalisa Jenkins	19,765,280	4,008,440
Michael H. May	20,202,028	3,571,692
Michael D. West	23,320,554	453,166

In addition, there were 5,376,549 broker non-votes with respect to the election of directors.

Ratification of Appointment of Independent Registered Public Accountants

The appointment of OUM & Co. LLP as our independent registered public accountants for the fiscal year ending December 31, 2020 was ratified by the following vote:

Shares Voted
For	28,922,561
Against	138,712
Abstain	88,996

There were no broker non-votes on this matter.

Juvenescence Proposal

The Juvenescence Proposal, to permit Juvenescence to acquire additional shares of AgeX common stock through the exercise of warrants or the conversion of all or a portion of the principal amount of certain loans to AgeX, if as a result Juvenescence would (i) acquire more than 19.9% of the AgeX common stock outstanding as of March 30, 2020 at a price less than the applicable market value of AgeX common stock or book value per share, and/or (ii) own 50% or more of the outstanding shares of AgeX common stock, was approved by the following vote:

Shares Voted
For	20,131,315
Against	3,549,370
Abstain	93,035

In addition, there were 5,376,549 broker non-votes on this matter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEX THERAPEUTICS, INC.

Date: December 28, 2020	By	/s/ Andrea Park
Chief Financial Officer

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